As filed with the Securities and Exchange Commission on August 7, 2015
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Asterias Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE		46-1047971
(State or Other Jurisdiction of Incorporation)		(I.R.S. Employer Identification Number)
230 Constitution Drive
Menlo Park, California 94025
(Address, including zip code, of registrant’s principal executive offices)

2013 Equity Incentive Plan
(Full title of the plan)
Pedro Lichtinger Chief Executive Officer Asterias Biotherapeutics, Inc. 230 Constitution Drive Menlo Park, California 94025 (650) 433-2900
(Name and address, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey A Baumel, Esq.
Ira L. Kotel, Esq.
Dentons US LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Series A Common Stock, $0.001 par value per share	3,500,000	(1)	$4.75	(2)	$16,625,000	(2)	$1,931.83

(1)	The amended 2013 Equity Incentive Plan, as amended (the “2013 Plan”) authorizes the issuance of 8,000,000 shares of the Registrant’s Series A Common Stock, par value $0.001 per share (“Series A Common Stock”), of which 3,500,000 shares are being registered hereunder and 4,500,000 have been previously registered. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Series A Common Stock in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Series A Common Stock.

(2)	With respect to the Series A Common Stock that may be issued, estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $4.75 per share, which is the average of the high and low prices per share of the Series A Common Stock as listed on the New York Stock Exchange on August 5, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Asterias Biotherapeutics, a California corporation (the “Registrant”), relating to 3,500,000 shares of the Registrant’s Series A Common Stock, issuable under the 2013 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in one or more prospectuses for the 2013 Plan, which is not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed by the Registrant with the Commission on March 11, 2015, as amended by the Form 10-K/A filed with the Commission on April 30, 2015, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

2.	The Registrant's Quarterly Report on Form 10-Q filed with the Commission on May 8, 2015;

3.	The Registrant's Current Reports on Form 8-K filed with the Commission on April 10, 2015, May 7, 2015 (excluding the matters in Item 2.02 and any information pertaining to such Item in Exhibit 99.1 therein), May 15, 2015, May 26, 2015, June 9, 2015 and July 14, 2015;

4.	The Registrant's Definitive Proxy Statement filed with the Commission on June 10, 2015, including any amendments or supplements filed for the purpose of updating same; and

5.	The description of the Registrant's Series A Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on September 26, 2014

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.  In no event, however, will any information that the Registrant discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.  Any statement contained in this Registration Statement or any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein is inconsistent with or modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4	Description of Securities.

Not applicable.

Item 5	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant's certificate of incorporation provides that no director is personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Nonetheless, a director is liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant, in addition to the limitation on personal liability provided in its certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of the relevant article of the Registrant's certificate of incorporation will apply to or have any effect on the liability or alleged liability of any director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment.

The Registrant's certificate of incorporation and bylaws furthermore state that the Registrant shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Registrant the power to indemnify.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant's under Delaware law or otherwise, the Registrant have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of it in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

See also the undertakings set out in response to Item 9 herein.

Item 7	Exemption from Registration Claimed.

Not Applicable.

Item 8	Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9	Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 7th day of August, 2015.

ASTERIAS BIOTHERAPEUTICS, INC.
(Registrant)

By:	/s/ Pedro Lichtinger
Name:	Name: Pedro Lichtinger
Title:	Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Pedro Lichtinger and Robert W. Peabody, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him in any and all capacities, to sign the Registration Statement on Form S-8 of Asterias Biotherapeutics, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pedro Lichtinger	Chief Executive Officer and Director	August 7, 2015
Pedro Lichtinger	(Principal Executive Officer)

/s/ Robert W. Peabody	Chief Financial Officer and Director	August 7, 2015
Robert W. Peabody	(Principal Financial and Accounting Officer)

/s/ Alfred D. Kingsley	Director	August 7, 2015
Alfred D. Kingsley

/s/ Richard T. LeBuhn	Director	August 7, 2015
Richard T. LeBuhn

/s/ Judith Segall	Director	August 7, 2015
Judith Segall

/s/ Michael D. West	Director	August 7, 2015
Michael D. West, Ph.D.

/s/ Andrew Arno	Director	August 7, 2015
Andrew Arno

/s/ Natale S. Ricciardi	Director	August 7, 2015
Natale S. Ricciardi

INDEX TO EXHIBITS

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

4.1	Specimen of Series A Common Stock Certificate (1)

4.2	Warrant Agreement, dated October 1, 2013, by Asterias Biotherapeutics, Inc. for the benefit of BioTime, Inc. (2)

4.3	Form of Warrant (2)

4.4	Warrant Agreement, dated October 1, 2013, by Asterias Biotherapeutics, Inc. for the benefit of Romulus Films Ltd. (2)

4.5	Form of Warrant (2)

5.1*	Opinion of Dentons US LLP

23.1*	Consent of Rothstein Kass, independent registered public accounting firm

23.2*	Consent of OUM & Co., independent registered public accounting firm

24.1*	Power of Attorney (included on the signature page hereto)

*  Filed herewith.

(1)  Incorporated by reference to Amendment No. 3 to Registration Statement on Form S-1 (333-187706) filed with the Securities and Exchange Commission on September 3, 2013

(2)  Incorporated by reference to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2013.